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                                                                EXHIBIT 10.62

                      NON-QUALIFIED STOCK OPTION AGREEMENT


      This Non-Qualified Stock Option Agreement is made this 28th day of February 1997 by Scientific NRG, Incorporated, a Minnesota corporation in favor of Parke Industries, Inc., a California corporation.

      WHEREAS, Parke Industries, Inc. previously agreed to and has rendered consulting and advisory services to Scientific NRG, Incorporated (the "Company") since September 1996; and

      WHEREAS, the Company agreed to grant to Parke Industries, Inc. stock options as a reward for consulting and advisory services under the terms of the Workout Agreement dated August 30, 1996.

      NOW THEREFORE, in consideration for the services rendered to the Company by Parke Industries, Inc., and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Company grants, transfer, and conveys to Parke Industries, Inc. the following:

1. The Company hereby grants to Parke Industries, Inc. 200,000 non qualified stock options (the "Stock Options"). Each Stock Option provides Parke Industries, Inc. with the right to purchase one share of the Company's no par value common stock at $0.50 per share. The Stock Options granted are non-transferable, vest immediately, and expire at the close of business on June 30, 1999.

      IN WITNESS WHEREOF, Scientific NRG, Incorporated has executed this Non-Qualified Stock Option Agreement as of the date written above.

Scientific NRG, Incorporated



By:  /s/ JONATHAN D. FORGY
   -----------------------
Name: Jonathan D. Forgy
Title: President